CAMDEN PROPERTY TRUST ANNOUNCES 2018 OPERATING RESULTS,
2019 FINANCIAL OUTLOOK, AND FIRST QUARTER 2019 DIVIDEND

Houston, Texas (January 31, 2019) - Camden Property Trust (NYSE:CPT) announced today operating results for the three and twelve months ended December 31, 2018. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three and twelve months ended December 31, 2018 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended		Twelve Months Ended
	December 31		December 31
Per Diluted Share	2018	2017	2018	2017
EPS	$0.41	$0.91	$1.63	$2.13
FFO	$1.23	$1.18	$4.77	$4.53
AFFO	$0.99	$0.97	$4.03	$3.84

EPS, FFO and AFFO for the twelve months ended December 31, 2017 included approximately $0.05 per diluted share in expenses related to Hurricanes Harvey and Irma.

	Quarterly Growth	Sequential Growth	Year-to-Date Growth
Same Property Results	4Q18 vs. 4Q17	4Q18 vs. 3Q18	2018 vs. 2017
Revenues	3.0%	(0.2)%	3.2%
Expenses	3.7%	(3.3)%	2.8%
Net Operating Income ("NOI")	2.6%	1.5%	3.4%

Same Property Results	4Q18	4Q17	3Q18
Occupancy	95.8%	95.7%	95.9%

“We are pleased to report another strong quarter of performance, with same property growth and FFO per share slightly better than anticipated for both fourth quarter and full-year 2018,” said Richard J. Campo, Camden’s Chairman and CEO. “Demand for rental housing remains strong, and we expect 2019 to be another good year for Camden and the multifamily industry.”

For 2018, the Company defines same property communities as communities owned and stabilized since January 1, 2017, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Development Activity
During the quarter, construction was completed at Camden Washingtonian in Gaithersburg, MD and Camden McGowen Station in Houston, TX, and lease-up was completed at Camden NoMa II in Washington, DC.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Units	Cost	as of 1/30/2019
Camden Shady Grove	Rockville, MD	457	$114.0	90%
Camden Washingtonian	Gaithersburg, MD	365	86.8	72%
Camden McGowen Station	Houston, TX	315	90.8	64%
Total		1,137	$291.6

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Units	Budget	as of 1/30/2019
Camden North End I	Phoenix, AZ	441	$105.0	54%
Camden Grandview II	Charlotte, NC	28	21.0	11%
Camden RiNo	Denver, CO	233	75.0
Camden Downtown I	Houston, TX	271	132.0
Camden Lake Eola	Orlando, FL	360	120.0
Camden Buckhead	Atlanta, GA	365	160.0
Total		1,698	$613.0

Capital Markets Transactions
During the quarter, Camden retired $175.0 million of 2.86% variable rate secured conventional mortgage notes and $205.0 million of 5.77% secured conventional mortgage notes. The Company also issued $400 million senior unsecured notes under its existing shelf registration statement. These ten-year notes were offered to the public at 99.893% of par value with a coupon of 4.100%. After giving effect to the settlement of in-place swap agreements and deducting the underwriting discounts and other estimated expenses of the offering, the effective annual interest rate on the notes is approximately 3.74%. The Company received net proceeds of approximately $396.1 million, net of underwriting discounts and other estimated offering expenses.

Additionally, Camden funded a $100.0 million three-year unsecured floating-rate term loan during the quarter. The interest rate on the term loan is based on LIBOR plus a margin which is subject to change as our credit ratings change. The current margin is 0.85%.

Earnings Guidance
Camden provided initial earnings guidance for 2019 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for first quarter 2019 as detailed below.

	1Q19	2019
Per Diluted Share	Range	Range	Midpoint
EPS	$0.33 - $0.37	$1.51 - $1.71	$1.61
FFO	$1.18 - $1.22	$4.97 - $5.17	$5.07

	2019	2019
Same Property Growth	Range	Midpoint
Revenues	2.80% - 3.80%	3.30%
Expenses	2.75% - 3.75%	3.25%
NOI	2.30% - 4.30%	3.30%

For 2019, the Company defines same property communities as communities owned and stabilized as of January 1, 2018, excluding communities under redevelopment and properties held for sale. The Company defines properties under redevelopment as communities with capital expenditures that improve a community's cash flow and competitive position, through extensive unit, exterior building, common area, and amenity upgrades. Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2019 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Quarterly Dividend Declaration
Camden's Board of Trust Managers declared a first quarter 2019 dividend of $0.80 per common share, which is a 3.9% increase over the Company's prior quarterly dividend of $0.77 per share. The dividend is payable on April 17, 2019 to shareholders of record as of March 29, 2019. In declaring the dividend, the Board of Trust Managers considered a number of factors, including the Company's past performance and future prospects, as described in this press release.

Conference Call
Friday, February 1, 2019 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 8427208
Webcast: http://services.choruscall.com/links/cpt190201.html

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden (the “Company”) operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 161 properties containing 55,160 apartment homes across the United States. Upon completion of 6 properties currently under development, the Company’s portfolio will increase to 56,858 apartment homes in 167 properties. Camden was recently named by FORTUNE® Magazine for the eleventh consecutive year as one of the “100 Best Companies to Work For” in America, ranking #24.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
OPERATING DATA
Property revenues
Rental revenues (a)	$216,924	$197,278	$842,047	$770,540
Other property revenues (a)	27,995	32,549	112,458	130,356
Total property revenues	244,919	229,827	954,505	900,896

Property expenses
Property operating and maintenance (b)	55,108	53,629	220,732	217,817
Real estate taxes	31,612	27,009	122,847	110,925
Total property expenses	86,720	80,638	343,579	328,742

Non-property income
Fee and asset management	1,580	2,370	7,231	8,176
Interest and other income	432	1,432	2,101	3,011
Income/(Loss) on deferred compensation plans	(10,304)	4,902	(6,535)	16,608
Total non-property income	(8,292)	8,704	2,797	27,795

Other expenses
Property management	6,166	5,991	25,581	25,773
Fee and asset management	1,258	1,085	4,451	3,903
General and administrative (c)	13,622	13,002	50,735	50,587
Interest	22,047	20,618	84,263	86,750
Depreciation and amortization	78,677	68,193	300,946	263,974
Expense/(Benefit) on deferred compensation plans	(10,304)	4,902	(6,535)	16,608
Total other expenses	111,466	113,791	459,441	447,595

Loss on early retirement of debt	—	—	—	(323)
Gain on sale of operating properties, including land	—	43,231	—	43,231
Equity in income of joint ventures (d)	2,192	1,965	7,836	6,822
Income from continuing operations before income taxes	40,633	89,298	162,118	202,084
Income tax expense	(326)	(216)	(1,424)	(1,224)
Net income	40,307	89,082	160,694	200,860
Less income allocated to non-controlling interests from continuing operations	(1,111)	(1,093)	(4,566)	(4,438)
Net income attributable to common shareholders	$39,196	$87,989	$156,128	$196,422

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$40,307	$89,082	$160,694	$200,860
Other comprehensive income
Unrealized gain on cash flow hedging activities	(7,202)	(64)	6,782	1,690
Unrealized gain (loss) and unamortized prior service cost on post retirement obligation	450	(20)	450	(20)
Reclassification of net (gain) loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	(350)	34	(246)	136
Comprehensive income	33,205	89,032	167,680	202,666
Less income allocated to non-controlling interests from continuing operations	(1,111)	(1,093)	(4,566)	(4,438)
Comprehensive income attributable to common shareholders	$32,094	$87,939	$163,114	$198,228

PER SHARE DATA

Total earnings per common share - basic	$0.41	$0.92	$1.63	$2.14
Total earnings per common share - diluted	0.41	0.91	1.63	2.13

Weighted average number of common shares outstanding:
Basic	95,262	94,905	95,208	91,499
Diluted	95,465	97,068	95,366	92,515
(a) Upon our adoption of ASU 2014-09 on January 1, 2018, we are now presenting certain revenue items, historically included as a component of other property revenues, as rental revenues due to the nature and timing of revenue recognition for these items being more closely aligned to a lease. This new presentation has been applied prospectively as this reclassification will not have an impact upon total property revenues or the opening balance of retained earnings. Approximately $22.2 million of rental revenue is related to this presentation for the year ended December 31, 2018. Had ASU 2014-09 been effective as of January 1, 2017, we would have reclassified approximately $21.9 million from other property revenues to rental revenues for the year ended December 31, 2017.
(b) Includes approximately $3.9 million in storm-related expenses related to Hurricanes Harvey and Irma for the twelve months ended December 31, 2017.
(c) Includes approximately $0.7 million in storm-related expenses related to Hurricanes Harvey and Irma for the twelve months ended December 31, 2017.
(d) Includes approximately $0.4 million in storm-related expenses related to Hurricanes Harvey and Irma for the twelve months ended December 31, 2017.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
FUNDS FROM OPERATIONS

Net income attributable to common shareholders (a)	$39,196	$87,989	$156,128	$196,422
Real estate depreciation and amortization	76,867	66,448	294,283	257,540
Adjustments for unconsolidated joint ventures	2,233	2,253	8,976	8,903
Income allocated to non-controlling interests	1,140	1,093	4,595	4,438
Gain on sale of operating properties, net of tax	—	(43,231)	—	(43,231)
Funds from operations	$119,436	$114,552	$463,982	$424,072

Less: recurring capitalized expenditures (b)	(23,258)	(20,783)	(72,296)	(64,758)

Adjusted funds from operations - diluted	$96,178	$93,769	$391,686	$359,314

PER SHARE DATA
Funds from operations - diluted	$1.23	$1.18	$4.77	$4.53
Adjusted funds from operations - diluted	0.99	0.97	4.03	3.84
Distributions declared per common share	0.77	0.75	3.08	3.00

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	97,221	97,068	97,201	93,594

PROPERTY DATA
Total operating properties (end of period) (c)	161	155	161	155
Total operating apartment homes in operating properties (end of period) (c)	55,160	53,033	55,160	53,033
Total operating apartment homes (weighted average)	47,653	46,533	46,925	46,210

(a) Net income attributable to common shareholders for the twelve months ended December 31, 2017 included approximately $5.0 million of storm-related expenses related to Hurricanes Harvey and Irma.

(b) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(c) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
ASSETS
Real estate assets, at cost
Land	$1,098,526	$1,088,293	$1,066,077	$1,053,578	$1,021,031
Buildings and improvements	6,935,971	6,828,068	6,620,169	6,494,229	6,269,481
	8,034,497	7,916,361	7,686,246	7,547,807	7,290,512
Accumulated depreciation	(2,403,149)	(2,328,092)	(2,255,737)	(2,185,452)	(2,118,839)
Net operating real estate assets	5,631,348	5,588,269	5,430,509	5,362,355	5,171,673
Properties under development, including land	293,978	315,904	373,350	399,903	377,231
Investments in joint ventures	22,283	24,664	26,205	26,863	27,237
Total real estate assets	5,947,609	5,928,837	5,830,064	5,789,121	5,576,141
Accounts receivable – affiliates	22,920	22,605	23,473	23,397	24,038
Other assets, net (a)(b)	205,454	228,468	204,717	199,420	195,764
Cash and cash equivalents	34,378	8,529	64,071	101,401	368,492
Restricted cash	9,225	10,061	9,581	15,036	9,313
Total assets	$6,219,586	$6,198,500	$6,131,906	$6,128,375	$6,173,748

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,836,427	$1,394,178	$1,339,659	$1,339,142	$1,338,628
Secured	485,176	865,431	865,629	865,798	865,970
Accounts payable and accrued expenses	146,866	140,046	127,777	123,706	128,313
Accrued real estate taxes	54,358	70,174	52,461	29,061	51,383
Distributions payable	74,982	74,976	75,071	75,083	72,943
Other liabilities (b)(c)	183,999	178,898	156,767	157,002	154,567
Total liabilities	2,781,808	2,723,703	2,617,364	2,589,792	2,611,804

Commitments and contingencies
Non-qualified deferred compensation share awards	52,674	60,874	85,938	76,174	77,230

Equity
Common shares of beneficial interest	1,031	1,030	1,027	1,026	1,028
Additional paid-in capital	4,154,763	4,147,278	4,132,404	4,132,056	4,137,161
Distributions in excess of net income attributable to common shareholders	(495,496)	(466,512)	(436,575)	(396,596)	(368,703)
Treasury shares, at cost	(355,804)	(355,825)	(355,752)	(356,687)	(364,066)
Accumulated other comprehensive income (loss) (d)	6,929	14,031	8,794	3,579	(57)
Total common equity	3,311,423	3,340,002	3,349,898	3,383,378	3,405,363
Non-controlling interests	73,681	73,921	78,706	79,031	79,351
Total equity	3,385,104	3,413,923	3,428,604	3,462,409	3,484,714
Total liabilities and equity	$6,219,586	$6,198,500	$6,131,906	$6,128,375	$6,173,748

(a) Includes net deferred charges of:	$242	$538	$724	$929	$1,125

(b) Includes net asset/(liability) fair value of derivative instruments:	($7,433)	$15,674	$10,472	$5,291	$1,690

(c) Includes deferred revenues of:	$552	$603	$659	$536	$426

(d) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net gain on cash flow hedging activities.

CAMDEN	2019 FINANCIAL OUTLOOK
AS OF JANUARY 31, 2019

(Unaudited)

Earnings Guidance - Per Diluted Share
Expected FFO per share - diluted	$4.97 - $5.17

"Same Property" Communities
Number of Units	42,972
2018 Base Net Operating Income	$536 million
Total Revenue Growth	2.80% - 3.80%
Total Expense Growth	2.75% - 3.75%
Net Operating Income Growth	2.30% - 4.30%
Impact from 1% change in NOI Growth is approximately $0.055 / share

Capitalized Expenditures
Recurring	$68 - $72 million
Revenue Enhancing Capex and Repositions (a)	$46 - $50 million
Redevelopments (b)	$25 - $33 million

Acquisitions/Dispositions
Acquisition Volume (consolidated on balance sheet)	$200 - $400 million
Disposition Volume (consolidated on balance sheet)	$0 - $200 million

Development
Development Starts (consolidated on balance sheet)	$200 - $300 million
Development Spend (consolidated on balance sheet)	$300 - $330 million

Equity in Income of Joint Ventures (FFO)	$16 - $18 million

Non-Property Income
Non-Property Income, Net	$2 - $4 million
Includes: Fee and asset management income (including fees from joint ventures), net of expenses, and interest and other income

Corporate Expenses
General and administrative expense	$50 - $54 million
Property management expense	$25 - $27 million
Corporate G&A Depreciation/Amortization	$8 - $10 million

Capital
Expected Debt Capital Transactions	$600 - $800 million
Expensed Interest	$88 - $92 million
Capitalized Interest	$15 - $17 million

(a) Revenue Enhancing Capex and Repositions are capital expenditures that improve a community's cash flow and competitive position, typically kitchen and bath upgrades or other new amenities.

(b) Redevelopments are capital expenditures that improve a community's cash flow and competitive position, through extensive unit, exterior building, common area, and amenity upgrades.

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements in this document. Additionally, please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding gains (or losses) associated with the sale of previously depreciated operating properties, real estate depreciation and amortization, impairments of depreciable assets, and adjustments for unconsolidated joint ventures. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO
In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income attributable to common shareholders	$39,196	$87,989	$156,128	$196,422
Real estate depreciation and amortization	76,867	66,448	294,283	257,540
Adjustments for unconsolidated joint ventures	2,233	2,253	8,976	8,903
Income allocated to non-controlling interests	1,140	1,093	4,595	4,438
Gain on sale of operating properties, net of tax	—	(43,231)	—	(43,231)
Funds from operations	$119,436	$114,552	$463,982	$424,072

Less: recurring capitalized expenditures	(23,258)	(20,783)	(72,296)	(64,758)

Adjusted funds from operations	$96,178	$93,769	$391,686	$359,314

Weighted average number of common shares outstanding:
EPS diluted	95,465	97,068	95,366	92,515
FFO/AFFO diluted	97,221	97,068	97,201	93,594

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Total Earnings Per Common Share - Diluted	$0.41	$0.91	$1.63	$2.13
Real estate depreciation and amortization	0.79	0.69	3.03	2.76
Adjustments for unconsolidated joint ventures	0.02	0.03	0.09	0.09
Income allocated to non-controlling interests	0.01	—	0.02	0.02
Gain on sale of operating properties, net of tax	—	(0.45)	—	(0.47)
FFO per common share - Diluted	$1.23	$1.18	$4.77	$4.53

Less: recurring capitalized expenditures	(0.24)	(0.21)	(0.74)	(0.69)

AFFO per common share - Diluted	$0.99	$0.97	$4.03	$3.84

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	1Q19	Range	2019	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.33	$0.37	$1.51	$1.71
Expected real estate depreciation and amortization	0.82	0.82	3.33	3.33
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.09	0.09
Expected income allocated to non-controlling interests	0.01	0.01	0.04	0.04
Expected FFO per share - diluted	$1.18	$1.22	$4.97	$5.17

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)

NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Net income	$40,307	$89,082	$160,694	$200,860
Less: Fee and asset management income	(1,580)	(2,370)	(7,231)	(8,176)
Less: Interest and other income	(432)	(1,432)	(2,101)	(3,011)
Less: (Income)/Loss on deferred compensation plans	10,304	(4,902)	6,535	(16,608)
Plus: Property management expense	6,166	5,991	25,581	25,773
Plus: Fee and asset management expense	1,258	1,085	4,451	3,903
Plus: General and administrative expense	13,622	13,002	50,735	50,587
Plus: Interest expense	22,047	20,618	84,263	86,750
Plus: Depreciation and amortization expense	78,677	68,193	300,946	263,974
Plus: Expense/(Benefit) on deferred compensation plans	(10,304)	4,902	(6,535)	16,608
Plus: Loss on early retirement of debt	—	—	—	323
Less: Gain on sale of operating properties, including land	—	(43,231)	—	(43,231)
Less: Equity in income of joint ventures	(2,192)	(1,965)	(7,836)	(6,822)
Plus: Income tax expense	326	216	1,424	1,224
NOI	$158,199	$149,189	$610,926	$572,154

"Same Property" Communities	$133,953	$130,534	$526,229	$509,071
Non-"Same Property" Communities	19,632	14,156	71,569	52,159
Development and Lease-Up Communities	3,302	700	7,552	1,481
Hurricane Expenses	—	—	—	(3,944)
Dispositions/Other	1,312	3,799	5,576	13,387
NOI	$158,199	$149,189	$610,926	$572,154

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, loss on early retirement of debt and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Net income attributable to common shareholders	$39,196	$87,989	$156,128	$196,422
Plus: Interest expense	22,047	20,618	84,263	86,750
Plus: Depreciation and amortization expense	78,677	68,193	300,946	263,974
Plus: Income allocated to non-controlling interests from continuing operations	1,111	1,093	4,566	4,438
Plus: Income tax expense	326	216	1,424	1,224
Less: Gain on sale of operating properties, including land	—	(43,231)	—	(43,231)
Plus: Loss on early retirement of debt	—	—	—	323
Less: Equity in income of joint ventures	(2,192)	(1,965)	(7,836)	(6,822)
Adjusted EBITDA	$139,165	$132,913	$539,491	$503,078